Exhibit 99.1

FOR IMMEDIATE RELEASE

Innovative Solutions & Support, Inc. Announces the Appointment of Shahram Askarpour as President

EXTON, Pa.— April 2, 2012—Innovative Solutions & Support, Inc. (NASDAQ: ISSC) announced today Shahram Askarpour has been appointed President of Innovative Solutions and Support, Inc., replacing Roman Ptakowski, who is retiring after nine years as President.  For the seven years prior to his promotion, Dr. Askarpour served as Vice President of Engineering for the Company.  Mr. Ptakowski will continue to serve the Company as a consultant.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEM’s) and retrofit applications.  The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Investor Contact:

Ronald C. Albrecht, Chief Financial Officer

610-646-0350

ralbrecht@innovative-ss.com

Press Contact:

Theresa Murray

610-642-8253 x164

Theresa@GregoryFCA.com